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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees and Shareholders
Security Capital Pacific Trust:

  We consent to incorporation by reference in the registration statements No. 33-86444 (Form S-3), No. 33-78402 (Form S-3), No. 33-71040 (Form S-3), No. 33-
44631 (Form S-3) and No. 33-25317 (Form S-8) of Security Capital Pacific Trust (formerly Property Trust of America) of our report dated November 22, 1994 (except as to note 8, which is as of December 6, 1994) on the financial statements, of Security Capital Pacific Incorporated as of September 30, 1994 and December 31, 1993 and for the nine-month period ended September 30, 1994 and the period from inception (October 22, 1993) through December 31, 1993, and the related schedule, and our reports dated December 6, 1994 on the combined statements of revenues and certain expenses for certain multifamily properties, each incorporated herein by reference, which reports appear in Amendment No. 3 to the Form S-4 Registration Statement (No. 33-87184) filed by Security Capital Pacific Trust.

                                          KPMG Peat Marwick LLP

El Paso, Texas
March 29, 1995